Exhibit 15

October 26, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 26, 2004 on our review of interim financial information of United Technologies Corporation (the “Corporation”) for the three and nine month periods ended September 30, 2004 and 2003 and included in the Corporation’s quarterly report on Form 10-Q for the quarter ended September 30, 2004 is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-51830, 333-60276 and 333-118810), in the Registration Statement on Form S-4 (No. 333-77991) as amended by Post-Effective Amendment No. 1 on Form S-8 (No. 333-77991-01) and in the Registration Statements on Form S-8 (Nos. 333-110020, 333-103307, 333-103306, 333-103305, 333-100724, 333-100723, 333-100718, 333-82911, 333-77817, 333-21853, 333-21851, 333-18743, 033-58937, 033-57769, 033-51385, 033-45440, 033-26627, 033-28974, 033-26580).

Very truly yours,

PricewaterhouseCoopers LLP